UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT,
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report	June 18, 2004
(Date of earliest event reported)	June 17, 2004

TRINITY CAPITAL CORPORATION

(Exact name of Registrant as specified in its charter)

New Mexico

(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
(Registrant’s telephone number, including area code)

Item 5.           Other Events and Regulation FD Disclosure

On June 18, 2004, the Company issued a press release announcing that its Board of Directors declared a semi-annual dividend of $0.30 per share to be paid to shareholders of record as of June 30, 2004 and payable on July 9, 2004.  The press release is attached hereto as Exhibit 99.1.

Item 7.           Financial Statements, Pro Forma Financial Information and Exhibits

(a)                                  Financial Statements of Business Acquired.

None.

(b)                                 Pro Forma Financial Information.

None.

(c)                                  Exhibits.

99.1              Press Release dated June 18, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: June 18, 2004	By:	/s/ William C. Enloe
William C. Enloe
President and Chief Executive Officer